Exhibit 99.1

China Gengsheng Minerals, Inc. Wins $2 Million New
Refractory Product Contract with a Chinese Steel Mill

Gongyi, China, December 3, 2008 – China Gengsheng Minerals, Inc. (OTCBB:CHGS) ("Gengsheng" or "the Company"), a materials technology company in China with products capable of withstanding high temperature, saving energy and boosting productivity in certain industries such as steel and oil, today announced that it has signed a new full-service contract for refractory products with Hebei Wenfeng Iron and Steel Co., Ltd. ("Wenfeng") in Hebei Province. The total value of the contract is approximately $2 million per year, based on the current estimate of Wenfeng’s production.

The Company provides "full services" to China’s steel mills in the form of refractory product installation, testing, maintenance, repair and replacement. Full-service customers contributed 42% of total sales in the first nine months of 2008.

"I am pleased to announce this new contract win," said Mr. Shunqing Zhang, Chairman of Gengsheng. "Full-service programs typically enjoy higher gross margins than straight product sales. In the current economic condition, it’s important for us to focus on stable customer relations. Another advantage of full-service contracts over product sales is that we collect payment on a monthly basis, which will help improve cash flows."

Wenfeng is a Sino-foreign joint venture with annual steel production capacity of 3.5 million tons. Its main products are billets, hot-rolled plates, hot-rolled strips and light rails. In 2007, Wenfeng ranked No. 23 in the "Forbes List of Top Chinese Enterprises in 2007," according to Wenfeng’s Website.

About China Gengsheng Minerals, Inc.

China Gengsheng Minerals, Inc. ("Gengsheng") develops, manufactures and markets a broad range of high-tech industrial material products, including monolithic refractories, industrial ceramics and fracture proppants. A market leader offering customized solutions, Gengsheng sells its products primarily to the iron-and-steel industry as heat-resistant components for steel-making furnaces, industrial kilns and other high-temperature vessels to guarantee and improve the productivity of those expensive pieces of equipment while reducing their consumption of energy. Founded in 1986 and based in China’s Henan province, Gengsheng currently has over 200 customers in the iron, steel, oil, glass, cement, aluminum and chemical businesses located in China and in 11 other countries. Gengsheng conducts business through Gengsheng International Corporation, a British Virgin Islands company, and its Chinese subsidiaries, which are Henan Gengsheng Refractories Co., Ltd., Zhengzhou Duesail Fracture Proppant Co., Ltd. and Henan Gengsheng High Temperature Materials Co., Ltd.

For more information about the Company, please visit http://www.gengsheng.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China Gengsheng Minerals, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the Company’s ability to meet its projected output for the term of the supply contract; the general ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

In China:
Mr. Fulong Zheng
Investor Relations
China Gengsheng Minerals, Inc.
Tel: +86-371-6405-9846
Email: gszfl@gengsheng.com

In the U.S.:
Valentine Ding
Investor Relations
Grayling Global
Tel: +1-646-284-9412
Email: vding@hfgcg.com

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